Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations		Media
Contact:	Todd Mills	Carmen Duarte
Phone:	781.332.7442	781.332.7268
Email:	ir@onebeacon.com	cduarte@onebeacon.com
Website:	www.onebeacon.com

ONEBEACON REPORTS $14.71 BOOK VALUE PER SHARE

HAMILTON, Bermuda (July 30, 2010) — OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $14.71, an increase of 0.7% for both the second quarter and through six months, including dividends.

Mike Miller, CEO of OneBeacon, said, “Our results for the quarter were okay. We experienced a higher than usual level of large property claims and catastrophe losses. Importantly, we completed the sale of our Personal Lines business on July 1, a significant step in our transformation to a specialty company. The market is competitive but we are excited about the prospects for our specialty businesses.”

Second quarter comprehensive net income and net income were both $9 million and operating income was $18 million or $0.19 per share. For the six months ended June 30, 2010, comprehensive net income and net income were both $9 million and operating loss was $10 million, or $0.10 per share. Operating income (loss) is a non-GAAP financial measure which is explained later in this release.

During the quarter, OneBeacon repurchased $175 million aggregate principal amount of senior notes, including $156 million as a result of a cash tender offer, and recognized a loss of $10 million on these repurchases. OneBeacon also completed share repurchases of approximately $6 million on 0.4 million shares during the second quarter, which leaves $92 million remaining under its share repurchase authorization.

On July 1, 2010, OneBeacon announced that it completed the sale of its traditional personal lines business to Tower Group, Inc. The transaction will be included in OneBeacon’s third quarter financial statements, reflecting the sale’s July 1 closing date. As consideration, OneBeacon received approximately $167 million. The purchase price is subject to post-closing adjustments. OneBeacon will record an after-tax gain on the sale of approximately $19 million in the third quarter of 2010. Additionally, in the second quarter of 2010, OneBeacon recorded a $6 million tax benefit related to the difference between the tax basis of the traditional personal lines companies included in the sale and the net asset value of those entities under GAAP.

Insurance Operations

The second quarter GAAP combined ratio was 97.0% as compared to 93.2% for the second quarter of 2009, and 104.9% through June 30, 2010 compared to 93.4% for the first six months of 2009. The variance reflects higher current accident year catastrophe losses, primarily associated with the March Northeast U.S. storms, an increased frequency of catastrophe losses relative to the first six months of 2009, and a number of non-catastrophe current accident year large losses.

Second quarter net written premiums were $344 million compared to $498 million for the second quarter of 2009, reflecting the sale of the nonspecialty commercial lines book of business beginning with January 1 renewal dates. Specialty lines’ premiums were $238 million compared to $234 million in 2009, an increase of 2% for the quarter, with particularly strong growth in our entertainment, sports and leisure business, OneBeacon Government Risks, and our newest startup, OneBeacon Energy Group.

For the six months ended June 30, 2010, net written premiums were $715 million compared to $967 million for the comparable period last year, again reflecting the sale of the nonspecialty commercial business. Specialty lines’ net written premiums were $498 million compared to $463 million, an 8% increase over the prior year.

Consolidated Investment Results

OneBeacon’s second quarter total return on invested assets was 0.3%, compared to 4.4% for the second quarter of 2009. These results included net realized and unrealized investment losses of $14 million and net investment income of $25 million, compared to net realized and unrealized investment gains of $127 million and net investment income of $36 million for the second quarter of 2009.

Through the first six months of 2010, total return on invested assets was 2.2% compared to 4.9% through June 30, 2009. These results included net realized and unrealized investment gains of $28 million and net investment income of $53 million, compared to net realized and unrealized investment gains of $122 million and net investment income of $58 million for the second quarter of 2009.

Company to Host Webcast:  OneBeacon will host its second quarter 2010 webcast for analysts and investors at 10:00 a.m. ET on Friday, July 30. A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement are available on the company’s website: www.onebeacon.com. An audio playback of the teleconference will be available on the website shortly following the webcast.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon Insurance Group’s underwriting companies offer a range of specialty insurance products sold through select independent agents, regional and national brokers, and wholesalers. The company’s businesses include OneBeacon Professional Insurance, International Marine Underwriters, Entertainment Brokers International Insurance Services, Specialty Accident and Health, OneBeacon Government Risks, OneBeacon Energy Group, A.W.G. Dewar (tuition refund), collector cars and boats written through Hagerty Insurance Agency, OneBeacon Technology Group, OneBeacon Financial Services, OneBeacon Specialty Property, Property and Inland Marine, and AutoOne.

As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance businesses are national in scope.

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ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

Unaudited

	June 30,	December 31,	June 30,
	2010	2009	2009
Assets
Investment securities:
Fixed maturity investments	$2,174.8	$2,994.3	$2,745.2
Short-term investments (includes $105.9 held in escrow as of June 30, 2010)	606.1	544.4	553.0
Common equity securities	235.2	187.6	58.0
Convertible bonds	133.4	170.2	225.5
Other investments	179.1	146.3	189.4

Total investments	3,328.6	4,042.8	3,771.1
Cash	48.0	44.8	50.0
Reinsurance recoverable on unpaid losses	2,100.7	2,192.9	2,301.2
Reinsurance recoverable on paid losses	19.2	15.9	22.0
Premiums receivable	376.0	469.1	552.2
Deferred acquisition costs	131.2	215.0	222.8
Net deferred tax asset	157.1	161.1	136.2
Investment income accrued	19.8	29.4	30.7
Ceded unearned premiums	144.2	49.9	65.2
Accounts receivable on unsettled investment sales	1.5	24.2	4.0
Other assets	286.7	286.9	339.0
Assets held for sale (1)	655.6	—	—

Total assets	$7,268.6	$7,532.0	$7,494.4

Liabilities
Loss and loss adjustment expense reserves	$3,609.2	$3,934.8	$4,060.5
Unearned premiums	743.4	1,018.3	1,076.1
Debt	419.5	620.5	641.3
Ceded reinsurance payable	154.6	24.7	52.6
Accounts payable on unsettled investment purchases	29.3	7.6	1.1
Other liabilities	398.3	478.0	357.4
Liabilities held for sale (1)	502.3	—	—

Total liabilities	5,856.6	6,083.9	6,189.0

OneBeacon’s common shareholders’ equity and noncontrolling interests

OneBeacon’s common shareholders’ equity:
Common shares and paid-in surplus	1,004.7	1,009.7	1,017.6
Retained earnings	394.2	425.5	284.5
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses	(0.7)	(0.7)	(0.6)
Other comprehensive income and loss items	(5.3)	(5.5)	(17.1)

Total OneBeacon’s common shareholders’ equity	1,392.9	1,429.0	1,284.4

Total noncontrolling interests	19.1	19.1	21.0
Total OneBeacon’s common shareholders’ equity and noncontrolling interests	1,412.0	1,448.1	1,305.4

Total liabilities, OneBeacon’s common shareholders’ equity and noncontrolling interests	$7,268.6	$7,532.0	$7,494.4

(1)   Represents assets and liabilities being sold as part of the Personal Lines Transaction required to be presented separately in the June 30, 2010 consolidated balance sheet.

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Earned premiums	$428.3	$490.2	$881.5	$978.0
Net investment income	25.0	36.1	53.3	58.0
Net realized and unrealized investment (losses) gains	(14.4)	127.4	28.0	121.5
Net other (expenses) revenues (1)	(2.3)	1.1	4.2	10.5

Total revenues	436.6	654.8	967.0	1,168.0
Expenses:
Loss and loss adjustment expenses	261.9	275.7	595.6	563.7
Policy acquisition expenses	95.2	97.0	196.6	192.9
Other underwriting expenses	58.5	84.3	132.7	157.0
General and administrative expenses	6.8	6.5	14.5	12.0
Accretion of fair value adjustment to loss and loss adjustment expense reserves	—	1.3	—	2.7
Interest expense on debt	7.9	10.1	17.0	21.0

Total expenses	430.3	474.9	956.4	949.3

Pre-tax income	6.3	179.9	10.6	218.7

Income tax benefit (expense)	2.8	(51.0)	(1.2)	(56.5)

Net income including noncontrolling interests	9.1	128.9	9.4	162.2

Less: Net income attributable to noncontrolling interests	(0.5)	(0.7)	(0.8)	(1.2)

Net income attributable to OneBeacon’s common shareholders	8.6	128.2	8.6	161.0

Change in other comprehensive income and loss items (1)	—	6.2	0.2	7.3

Comprehensive net income attributable to OneBeacon’s common shareholders	$8.6	$134.4	$8.8	$168.3

Earnings per share attributable to OneBeacon’s common shareholders - basic and diluted
Net income attributable to OneBeacon’s common shareholders	$0.09	$1.35	$0.09	$1.69
Weighted average number of common shares outstanding (2)	95.0	95.1	95.1	95.1

(1)          The three and six months ended June 30, 2009 include $7.4 million pre-tax expense within net other revenues resulting from the settlement of the Company’s interest rate swap related to the mortgage note. Included in change in other comprehensive income and loss items is a $4.7 million after tax ($7.4 million pre-tax) increase resulting from the settlement of the interest rate swap.

(2)          Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

	Insurance
For the Three Months Ended June 30, 2010	Operations	Other	Total
Revenues:
Earned premiums	$428.3	$—	$428.3
Net investment income (expense)	25.6	(0.6)	25.0
Net realized and unrealized investment losses	(13.8)	(0.6)	(14.4)
Net other revenues (expenses)	8.4	(10.7)	(2.3)

Total revenues	448.5	(11.9)	436.6

Expenses:
Loss and loss adjustment expenses	261.9	—	261.9
Policy acquisition expenses	95.2	—	95.2
Other underwriting expenses	58.5	—	58.5
General and administrative expenses	4.7	2.1	6.8
Interest expense on debt	—	7.9	7.9

Total expenses	420.3	10.0	430.3

Pre-tax income (loss)	$28.2	$(21.9)	$6.3

	Insurance
For the Three Months Ended June 30, 2009	Operations	Other	Total
Revenues:
Earned premiums	$490.2	$—	$490.2
Net investment income (expense)	36.3	(0.2)	36.1
Net realized and unrealized investment gains	127.3	0.1	127.4
Net other (expenses) revenues	(0.3)	1.4	1.1

Total revenues	653.5	1.3	654.8

Expenses:
Loss and loss adjustment expenses	275.7	—	275.7
Policy acquisition expenses	97.0	—	97.0
Other underwriting expenses	84.3	—	84.3
General and administrative expenses	4.6	1.9	6.5
Accretion of fair value adjustment to loss and lae reserves	—	1.3	1.3
Interest expense on debt	0.4	9.7	10.1

Total expenses	462.0	12.9	474.9

Pre-tax income (loss)	$191.5	$(11.6)	$179.9

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

	Insurance
For the Six Months Ended June 30, 2010	Operations	Other	Total
Revenues:
Earned premiums	$881.5	$—	$881.5
Net investment income (expense)	54.6	(1.3)	53.3
Net realized and unrealized investment gains (losses)	29.6	(1.6)	28.0
Net other revenues (expenses)	15.8	(11.6)	4.2

Total revenues	981.5	(14.5)	967.0

Expenses:
Loss and loss adjustment expenses	595.6	—	595.6
Policy acquisition expenses	196.6	—	196.6
Other underwriting expenses	132.7	—	132.7
General and administrative expenses	9.4	5.1	14.5
Interest expense on debt	0.1	16.9	17.0

Total expenses	934.4	22.0	956.4

Pre-tax income (loss)	$47.1	$(36.5)	$10.6

	Insurance
For the Six Months Ended June 30, 2009	Operations	Other	Total
Revenues:
Earned premiums	$978.0	$—	$978.0
Net investment income	57.9	0.1	58.0
Net realized and unrealized investment gains	121.4	0.1	121.5
Net other revenues	7.0	3.5	10.5

Total revenues	1,164.3	3.7	1,168.0

Expenses:
Loss and loss adjustment expenses	563.7	—	563.7
Policy acquisition expenses	192.9	—	192.9
Other underwriting expenses	157.0	—	157.0
General and administrative expenses	8.6	3.4	12.0
Accretion of fair value adjustment to loss and lae reserves	—	2.7	2.7
Interest expense on debt	1.2	19.8	21.0

Total expenses	923.4	25.9	949.3

Pre-tax income (loss)	$240.9	$(22.2)	$218.7

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF RATIOS AND PREMIUMS

($ in millions)

(Unaudited)

	Insurance Operations
Three Months Ended June 30, 2010	Specialty (1)	Personal	Run-off (2)	Total
Ratios
Loss and loss adjustment expenses	59.5%	66.9%	56.7%	61.1%
Expense	37.2%	30.2%	41.0%	35.9%
GAAP combined	96.7%	97.1%	97.7%	97.0%

Net written premiums	$237.8	$113.5	$(7.4)	$343.9
Earned premiums	$241.2	$118.4	$68.7	$428.3

	Insurance Operations
Three Months Ended June 30, 2009	Specialty (1)	Personal	Run-off (2)	Total
Ratios
Loss and loss adjustment expenses	45.6%	66.6%	63.7%	56.2%
Expense	38.9%	32.5%	38.8%	37.0%
GAAP combined	84.5%	99.1%	102.5%	93.2%

Net written premiums	$233.6	$137.9	$126.4	$497.9
Earned premiums	$224.3	$146.1	$119.8	$490.2

	Insurance Operations
Six Months Ended June 30, 2010	Specialty (1)	Personal	Run-off (2)	Total
Ratios
Loss and loss adjustment expenses	58.5%	76.2%	81.2%	67.6%
Expense	38.4%	32.8%	41.1%	37.3%
GAAP combined	96.9%	109.0%	122.3%	104.9%

Net written premiums	$498.1	$225.0	$(7.7)	$715.4
Earned premiums	$477.1	$241.2	$163.2	$881.5

	Insurance Operations
Six Months Ended June 30, 2009	Specialty (1)	Personal	Run-off (2)	Total
Ratios
Loss and loss adjustment expenses	39.0%	78.0%	66.2%	57.6%
Expense	38.7%	30.2%	37.5%	35.8%
GAAP combined	77.7%	108.2%	103.7%	93.4%

Net written premiums	$463.1	$269.6	$234.6	$967.3
Earned premiums	$440.0	$296.3	$241.7	$978.0

(1)          Specialty lines now includes Technology, Financial Services, OneBeacon Specialty Property and Property and Inland Marine segmented commercial businesses which were formerly reported in commercial lines. The prior periods have been reclassified to conform to the current presentation.

(2)          Run-off now includes non-specialty commercial lines business subject to the commercial lines transaction with The Hanover Insurance Group and other run-off business. The prior periods have been reclassified to conform to the current presentation.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE PER SHARE

(in millions, except per share amounts)

(Unaudited)

	June 30,	March 31,	December 31,	June 30,
	2010	2010	2009	2009
Numerator
OneBeacon’s common shareholders’ equity	$1,392.9	$1,409.6	$1,429.0	$1,284.4

Denominator
Common shares outstanding (1)	94.7	95.1	95.1	95.1

Book value per share	$14.71	$14.82	$15.03	$13.51

Change in book value per share, including dividends, in the quarter (2)	0.7%

Change in book value per share, including dividends, in the six month period (3)	0.7%

Change in book value per share, including dividends, in the last twelve months (4)	15.1%

(1)   Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program.

(2)   Includes a quarterly dividend of $0.21 per share.

(3)   Includes dividends of $0.42 per share (a quarterly dividend of $0.21 per share).

(4)   Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE NET INCOME, NET INCOME AND OPERATING INCOME (LOSS)

(in millions, except per share amounts)

(Unaudited)

					Twelve Months Ended
	Three Months Ended June 30,		Six Months Ended June 30,		June 30,
	2010	2009	2010	2009	2010

Comprehensive net income attributable to OneBeacon’s common shareholders	$8.6	$134.4	$8.8	$168.3	$201.3

Net income attributable to OneBeacon’s common shareholders	$8.6	$128.2	$8.6	$161.0	$189.6

Weighted average common shares outstanding (1)	95.0	95.1	95.1	95.1	95.1

Net income attributable to OneBeacon’s common shareholders per share	$0.09	$1.35	$0.09	$1.69	$1.99

Net income attributable to OneBeacon’s common shareholders	$8.6	$128.2	$8.6	$161.0	$189.6
Less:
Net realized and unrealized investment gains and losses	14.4	(127.4)	(28.0)	(121.5)	(155.1)
Tax effect on net realized and unrealized investment gains and losses	(5.0)	44.6	9.8	42.5	54.3
Operating income (loss) (2)	$18.0	$45.4	$(9.6)	$82.0	$88.8

Weighted average common shares outstanding (1)	95.0	95.1	95.1	95.1	95.1

Operating income (loss) per share (2)	$0.19	$0.48	$(0.10)	$0.86	$0.93

(1) Includes the impact of repurchases of common shares made through the Company’s share repurchase program.

(2) Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 13.

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

Twelve Months
Ended
June 30, 2010
Numerator:
[A] Comprehensive net income attributable to OneBeacon’s common shareholders	$201.3

[B] Operating income (1)	$88.8

	As of	As of
	June 30, 2010	June 30, 2009	Average
Denominator:
[C] OneBeacon’s common shareholders’ equity	$1,392.9	$1,284.4	$1,338.7

Less:
AOCI at January 1, 2008 (date of ASC 825 fair value election)	(181.1)	(181.1)
Change in OCI/L and net unrealized investment gains and losses recognized subsequent to fair value election through December 31, after tax (2)	120.9	314.6
Change in net unrealized investment gains and losses during the period (3)	11.2	(186.4)
Tax effect on change in net unrealized investment gains and losses during the period	(3.9)	65.2
Change in OCI/L during the period, after tax	(0.2)	(7.3)

[D] Adjusted OneBeacon’s common shareholders’ equity excluding change in net unrealized investment gains and losses, after tax, and AOCI/L (1)	$1,339.8	$1,289.4	$1,314.6

Returns:
Comprehensive return on average OneBeacon’s common shareholders’ equity [ A / C]	15.0%

Operating return on average adjusted OneBeacon’s common shareholders’ equity excluding change in net unrealized investment gains and losses, after tax, and AOCI/L [ B / D]	6.8%

(1)          Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 13.

(2)          The components of the change in OCI/L and net unrealized investment gains and losses recognized during the years ended December 31, after tax, are as illustrated below:

Change in net unrealized investment gains and losses during the year ended December 31, 2008 (3)	$444.7
Tax effect on change in net unrealized investment gains and losses	(155.6)
Change in OCI/L during the year ended December 31, 2008, excluding the adjustment to adopt ASC 825 fair value election, after tax	25.5
Change through December 31, 2008	314.6
Change in net unrealized investment gains and losses during the year ended December 31, 2009 (3)	(269.1)
Tax effect on change in net unrealized investment gains and losses	94.2
Change in OCI/L during the year ended December 31, 2009, after tax	(18.8)
Change through December 31, 2009	$120.9

(3)   Change in net unrealized investment gains and losses is a component of net realized and unrealized investment gains (losses) as presented in the Company’s Statements of Operations and Comprehensive Income.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.

Operating income (loss) is a non-GAAP financial measure that excludes net realized and unrealized investment gains or losses and the related tax effects from net income attributable to OneBeacon’s common shareholders.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the Company to the GAAP measure of net income attributable to OneBeacon’s common shareholders, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the Company’s overall financial performance, OneBeacon believes that net realized and unrealized investment gains or losses are largely independent of the underwriting decision-making process as well as the activities of its other operations segment. The reconciliation of net income attributable to OneBeacon’s common shareholders to operating income (loss) is included on page 11.

Adjusted OneBeacon’s common shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and accumulated other comprehensive income/loss (AOCI/L), the average of which is used in calculating operating returns, is derived by excluding the impacts of net unrealized investment gains and losses recognized during the respective periods and accumulated other comprehensive income or loss and changes in other comprehensive income or loss (OCI/L), collectively AOCI/L, from OneBeacon’s common shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in the timing of unrealized investment gains and losses and other comprehensive income and loss items when analyzing certain performance measures. The reconciliation of OneBeacon’s common shareholders’ equity, the most closely comparable GAAP measure, to adjusted OneBeacon’s common shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L is included on page 12.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•                  change in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, fires, explosions, terrorist attacks or severe winter weather;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2009 filed February 26, 2010.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.